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                                                                    EXHIBIT 99.2


                              KNOWLEDGEWARE, INC.
                      SECOND INCENTIVE STOCK OPTION PLAN
                (Approved by Shareholders October 4, 1984, and
                    Amended and Restated February 24, 1989)
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     1.   Purpose.  The purpose of the Plan will be to secure for the
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Corporation and its stockholders the benefits which flow from providing corporate employees with the incentive inherent in common stock ownership by means of the grant of Incentive Stock Options (within the meaning of Section 422A of the Internal Revenue Code) and Nonstatutory Stock Options to such employees.

     2.   Amount of Stock.  The total number of shares of the Corporation's
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Class A common stock to be subject to options granted pursuant to the Plan shall be 600,000 shares (adjusted for the 10 for one (1) stock split effective
November 1, 1984). A maximum of 600,000 shares may be issued as Incentive Stock Options. The shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose. To the extent any options granted hereunder terminate, are cancelled or expire unexercised, in whole or in part, the shares with respect to which such options were not exercised shall again become available for options to be granted under this Plan. Any of such shares which remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan; but until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

     3.   Stock Option Committee.  The Board of Directors shall, on a yearly
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basis, appoint a stock option committee (the "Committee") to serve under this
Plan. Unless otherwise appointed, the Committee shall be the Board of Directors. The Committee shall have full power and authority to designate participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan.

     4.   Eligibility and Participation.  Options may be granted pursuant to the
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Plan to any employee.  Provided, however, that if options granted hereunder are
Incentive Stock Options, they shall be granted only to key employees. The Committee shall from time to time select the employees to whom options may be granted and shall determine the number of shares to be covered by each option so granted to each individual.

     5.   Duration of Plan.  Options may be issued pursuant to the Plan for up
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to ten (10) years from the earlier of the date of adoption of the Plan by the
Board of Directors or approval of the Plan by the shareholders of the
Corporation.
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     6.   Duration of Options.
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          (a) The options under the Plan may have a duration as may be set by the Committee; provided, however, any Incentive Stock Option must be exercised only within 10 years of the date it is granted, except as otherwise provided in paragraph 13.

          (b) Notwithstanding any other provisions of the Plan, each option agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to such option and the option price in the event of changes in the outstanding Class A common stock by reason of any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation and the like, and, in the event of any such change in the outstanding Class A common stock, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     7.   Option Price.  The purchase price of Class A common stock purchasable
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under the options granted pursuant to the Plan shall be set by the Committee;
provided, however, that the exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the fair market value of the stock at the time the options are granted. Such fair market value shall be determined by the Board of Directors or, if so authorized and directed by the Board of Directors, by the Committee.

     8.   Payment of Option Price.  The purchase price of Class A common stock
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purchasable under option shall be paid with cash, with shares of the
Corporation's Class A common stock previously acquired by the optionee or with a combination thereof in accordance with terms provided in the option agreement, which shall be determined by the Committee at the time of the grant of the option.

     9.   Option Agreements.
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          (a) Each option under the Plan shall be evidenced by a written option agreement, which shall be signed by the President of the Corporation or by a member of the Committee and by the employee and which shall contain such provisions as may be approved by the Committee.

          (b) The option agreements shall constitute binding contracts between the Corporation and the optionee and every optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement.

          (c) In the discretion of the Committee, an option agreement entered into under the Plan may provide that all shares of stock issued pursuant to the exercise of an option shall be

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subject to a right of first refusal in favor of the Corporation in the event the owner of such shares desires to transfer them.

          (d) The terms of each option agreement shall be in accordance with the Plan, but may include additional provisions and restrictions (including, but not limited to, provisions for the vesting of the right to purchase shares under the option based upon duration of employment), provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan, and in the case of Incentive Stock Options, are not inconsistent with Section 422A of the Internal Revenue Code.

          (e) In the discretion of the Committee, an option agreement may provide that for a period of sixty (60) days following termination of employment, the Corporation shall have the right to repurchase shares purchased by an employee pursuant to an exercised option under the terms set forth in the option agreement.

          (f) In the discretion of the Committee, an option agreement may grant the Corporation the right to repurchase shares purchased by an employee pursuant to an exercised option in the event the Corporation registers its common stock for sale to the public or in the event the principal shareholders of the Corporation contract for the sale of their stock in the Corporation.

          (g) Except as otherwise determined by the Committee, options granted under this Plan shall only be exercisable prior to termination of employment with the Corporation; provided, however, Incentive Stock Options may not be exercised more than three (3) months after termination of the optionee's employment with the Corporation.

          (h) If applicable, the option agreement shall provide that prior to the issuance of shares upon exercise of an option, the optionee shall pay or make adequate provision for any federal or state withholding obligations of the Corporation.

     10.  Assignability.  No option granted under the Plan shall be transferable
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or assignable by the employee otherwise than by will or by the laws of descent and distribution and during the lifetime of the employee shall be exercisable only by him.

     11.  Sequential Exercise.  Any Incentive Stock Option granted hereunder
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before February 24, 1989, is not exercisable while there is outstanding any incentive Stock Option which was granted to the optionee of such Incentive Stock Option at an earlier time.

     12.  Maximum Value.
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          (a) The aggregate fair market value (determined at the time the option is granted) of stock subject to Incentive Stock Options which may be granted to any individual employee before February 24, 1989, may not exceed One Hundred Thousand Dollars ($100,000.00), in any calendar year plus any unused limit carry-

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over (determined in accordance with Section 422A(c)(4) of the Internal Revenue
Code of 1954) available for such year.

          (b) In the case of Incentive Stock Options granted after February 24, 1989, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation or its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000.00).

     13.  Existing Shareholders.  In the event that any eligible participant is,
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at the time that any Incentive Stock Options are granted to him under the Plan, the owner of stock of the Corporation possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Corporation, then, (i) the purchase price of Class A common stock purchasable under the Incentive Stock Options granted to such individual shall not be less than one hundred ten (110) percent of the fair market value of the stock at the time the Incentive Stock Options are granted, determined in accordance with paragraph 7, above, and, (ii) the duration of such Incentive Stock Options shall not exceed five (5) years.

     14.  Investment Purpose.  Each option under the Plan shall be granted on
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the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribute except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, said condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     15.  Indemnification of Committee.  In addition to such other rights of
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indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

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     16.  Amendment of the Plan.  This Plan may be amended at any time by the
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Board of Directors of the Corporation, provided that without the approval of the
Stockholders of the Corporation, no such amendment shall become effective if it would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares of Class A common stock which may be sold under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. Any amendment to the Plan shall not, without the written consent of the participant, affect such participant's rights under any option agreement entered into prior to such amendment.

     17.  Effective Date.  The amendment and restatement of the Plan shall
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become effective upon approval by the Corporation's Stockholders.

     18.  Government Regulations.  The Plan, and the granting and exercise of
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options thereunder, and the obligation of the Corporation to sell and deliver shares under such options, shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

Date Amended and Restated Plan Approved by Stockholders: February 24, 1989

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